Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Perpetua Resources Corp.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/20/2025
Reporting Entity ESTMA Identification Number	E073954		Original Submission Amended Report
Other Subsidiaries Included (optional field)	Perpetua Resources Idaho, Inc / Idaho Gold Resources, LLC

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jessica Largent				Date	5/20/2025
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Perpetua Resources Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E073954
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitleements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	State of Idaho	Department of Lands			124,530					124,530	Reimbursement of expenditures for Water Testing.
United States of America	Government of the United States of America	United States Environmental Protection Agency			812,219					812,219	Reimbursement for Response Activities Conducted at the Stibnite Mine
United States of America	Government of the United States of America	Bureau of Land Management			333,505					333,505	Fees associated with land claims
United States of America	State of Idaho	Idaho Department of Environmental Quality			182,429					182,429	Cost recovery agreement
United States of America	Nez Perce Tribe	South Fork Salmon Water Quality Enhancement Fund							1,000,000	1,000,000	Contribution per CWA settlement agreement

Additional Notes:

The Schedule of Payments by Payee and the Schedule of Payments by Project have been prepared in accordance with the financial reporting provisions in Sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act, Section 2.3 of the Extractive Sector Transparency Measures Act – Technical Reporting Specifications and Sections 3.1 to 3.6 of the Extractive Sector Transparency Measures Act – Guidance. The schedules are prepared to meet the requirements of the Extractive Sector Transparency Measures Act. As a result, the schedules may not be suitable for another purpose.
● Transactions are prepared on a cash accounting basis and reported in the USD which is the currency of the Reporting Entity;
● Payees for which payments amount to less than CAD$100,000 (appx USD $73,000 using the average exchange rate for the year) to the same payee in one category are excluded; and
● Payments that fall outside the seven categories presented in the schedules are not included.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Perpetua Resources Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E073954
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Stibnite Gold Project			1,452,683				1,000,000	2,452,683

Additional Notes[3]:

The Schedule of Payments by Payee and the Schedule of Payments by Project have been prepared in accordance with the financial reporting provisions in Sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act, Section 2.3 of the Extractive Sector Transparency Measures Act – Technical Reporting Specifications and Sections 3.1 to 3.6 of the Extractive Sector Transparency Measures Act – Guidance. The schedules are prepared to meet the requirements of the Extractive Sector Transparency Measures Act. As a result, the schedules may not be suitable for another purpose.

● Transactions are prepared on a cash accounting basis and reported in the USD which is the currency of the Reporting Entity;

● Payees for which payments amount to less than CAD$100,000 (appx USD $73,000 using the average exchange rate for the year) to the same payee in one category are excluded; and

● Payments that fall outside the seven categories presented in the schedules are not included.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.